Exhibit 1.1
LE GAGA HOLDINGS LIMITED
(a Cayman Islands exempted limited liability company)
10,871,599 American Depositary Shares
Representing 543,579,950 Ordinary Shares
UNDERWRITING AGREEMENT
Dated: [•], 2010

Le Gaga Holdings Limited
(a Cayman Islands exempted limited liability company)
10,871,599 American Depositary Shares
Each Representing fifty Ordinary Shares
(Par Value US$0.01 Per Ordinary Share)
UNDERWRITING AGREEMENT
[•], 2010
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
One Bryant Park
New York, New York 10036
UBS AG
52/F, Two International Finance Center
8 Finance Street
Central, Hong Kong
as Representatives of the several Underwriters
Ladies and Gentlemen:
Le Gaga Holdings Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), UBS Investment Bank (“UBS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each ADS representing fifty ordinary shares of the Company, par value US$0.01 per share (the “Ordinary Shares”) set forth in Schedule A and Schedule B hereto and (ii) the grant by certain Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,630,740 additional ADSs to cover over-allotments, if any. The aforesaid 10,871,599 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,630,740 ADSs subject to the option described in Section 2(b) hereof and as set forth opposite each of their names in Schedule B hereto (the

“Option Securities”) are hereinafter referred to, collectively, as the “Securities.” Unless the context otherwise requires, each reference to the Initial Securities, the Option Securities or the Securities herein also includes the Ordinary Shares represented by such Securities.
The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities in the United States and internationally outside of the People’s Republic of China (“PRC”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Solely for purposes of this Agreement, the term PRC excludes Taiwan, The Hong Kong Special Administrative Region (“Hong Kong”) and The Macau Special Administrative Region.
The Company, the Selling Shareholders and the Underwriters agree that up to 869,728 ADSs of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-169839), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with the Commission a registration statement on Form F-6 (No. 333-170038) covering the registration of the ADSs under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), a registration statement as amended (the “1934 Act Registration Statement”), on Form 8-A (File No. 001-34923) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement dated as of on or about [•], 2010 (the “Deposit Agreement”), to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs. Each ADS will initially represent the right to receive fifty Ordinary Shares deposited pursuant to the Deposit Agreement.
SECTION 1. Representations and Warranties.
(a)	Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
(i)	Compliance with Registration Requirements. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; and the 1934 Act Registration Statement has become effective, as provided in Section 12 of the 1934 Act.
At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery (as defined below)), the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information, if any, included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means [7:00] A.M. (New York City time) on [•], 2010 or such other time as agreed by the Company and the Representatives.
“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule C hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road

Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Prospectus, or any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 6(c) hereof.
Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act.
(A) At the time of filing the Registration Statement, the ADS Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purpose of this clause (B)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
The Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization.
(ii)	Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1934 Act, and present fairly the financial position of the Company and its Subsidiaries (as defined below) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified; and said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.
(iii)	No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries that are material with respect to the Company and its Subsidiaries taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (D) there has been no material adverse change in the share capital, long-term indebtedness, consolidated net current assets or shareholders’ equity, consolidated net revenues or the total or per-share amounts of net income of the Company and its Subsidiaries, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole.
(iv)	Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v)	Good Standing of Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or entity other than the Subsidiaries listed on Exhibit 21.1 to the Registration Statement (each a “Subsidiary” and collectively the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and all of the issued and outstanding share capital or equity interest of each Subsidiary has been duly authorized and validly issued, and is fully paid and non-assessable. None of the outstanding share capital or equity interest of any of the Subsidiaries was issued in violation of the preemptive or similar rights of any security holder of such entity. The only subsidiaries of the Company are the Subsidiaries listed on Exhibit 21.1 to the Registration Statement. The issued and outstanding share capital or equity interest of each of the Subsidiaries owned by the Company, directly or through subsidiaries, is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
(vi)	Capitalization. The Securities and all other outstanding share capital of the Company have been duly authorized; the authorized and outstanding share capital of the Company conform to the description in the General Disclosure Package and the Prospectus and, upon the issuance and sale of the Initial Securities, the Company shall have an authorized and outstanding share capital as set forth under the column of the capitalization table labeled “Pro Forma” in the “Capitalization” section; all outstanding share capital of the Company, including the Ordinary Shares to be purchased by the Underwriters from the Selling Shareholders are and, when the Securities and the underlying Ordinary Shares have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement at the Closing Time or each Date of Delivery, as the case may be, such Securities will have been validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Prospectus; except as disclosed in the General Disclosure Package and the Prospectus, the shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding share capital of the Company, including the Ordinary Shares to be purchased by the Underwriters from the Selling Shareholders, have been issued in violation of any preemptive or similar rights of any security holder; the Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at the Closing Time or each Date of Delivery, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the memorandum and articles of association of the Company, as amended; except as disclosed in the General Disclosure Package and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Securities or the Securities under the laws of the Cayman Islands or the United States, as the case may be; and the Ordinary Shares represented by the Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Securities as contemplated by the Deposit Agreement.
(vii)	Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries have at all times possessed, and do possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, provincial, local or foreign regulatory agencies or bodies and have made all necessary filings required under any applicable law, regulation or rule necessary to conduct the business operated by them; except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are, and have at all times been, in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its Subsidiaries is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(viii)	SAFE Compliance. The Company has taken all reasonable steps to comply with, and to cause all of the Company’s shareholders who are PRC residents or PRC citizens, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
(ix)	M&A Rules. The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by PRC companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of PRC; the

Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.
The issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the NASDAQ Global Market Inc. and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) are not and will not be, as of the date hereof, at the Closing Time on each Date of Delivery, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).
As of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the NASDAQ Global Market Inc., or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Power of Attorney or the Custody Agreement.
The statements set forth in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering; any requirement to obtain prior CSRC approval could delay this offering and failure to obtain this approval, if required, could have a material adverse effect on our business, results of operations and reputation, as well as the trading price of our ADSs, and could also create uncertainties for this offering. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions,” when taken together with the statements under “Regulations—Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.
(x)	Independent Accountants. KPMG (“KPMG”), who have certified the financial statements and supporting schedules filed with the Commission as part of the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
(xi)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company.

(xii)	Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Securities against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.
(xiii)	Listing. The ADSs have been approved for listing on the NASDAQ Global Market Inc., subject only to notice of issuance and evidence of satisfactory distribution.
(xiv)	Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its Organizational Documents (as defined below), (B) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), (C) in violation of any law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiaries or any of their assets, properties or operations, or (D) in breach or in default of any of the Government Licenses, and except, in the case of clauses (B). (C) and (D), for such defaults, breaches or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.
(xv)	Absence of Existing Defaults and Conflicts Resulting from the Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statement (including the issuance and sale of the Securities and the Ordinary Shares represented by the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments, except for such defaults, breaches or violations as would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in (A) any violation of the provisions of Organizational Documents of the Company or any Subsidiary, (B) an violation of any applicable law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, or (C) any breach or default of the Governmental Licenses, except, in the case of clause (B), for such defaults, breaches or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto. A “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(xvi)	Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
(xvii)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any Subsidiary, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.
(xviii)	Corporate Structure. The description of the corporate structure of the Company, as set forth in the General Disclosure Package and the Prospectus under the caption “Corporate Structure” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or other document relating to the corporate structure or the operation of the Company and the Subsidiaries to the extent material to the Company, which has not been previously disclosed or made available to the Underwriters and disclosed in the General Disclosure Package and the Prospectus.
(xix)	Accurate Disclosure. The statements in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Business,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the material information required to be shown.
(xx)	Accuracy of Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or the Statutory Prospectus or required to be filed as exhibits to the Registration Statement or the ADS Registration Statement, that have not been described and filed as required.
(xxi)	Possession of Intellectual Property. The Company and its Subsidiaries own or possess know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) as described in the General Disclosure Package and the Prospectus or which are necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has infringed or is infringing the intellectual property of a third party or has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate would result in a Material Adverse Effect
(xxii)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any person (including any court or governmental authority or agency) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Global Market Inc., state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.
(xxiii)	Absence of Manipulation. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, representatives, agents, affiliates or controlling person has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxiv)	Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind; and except as disclosed in the General Disclosure Package and the Prospectus, all of the leases and subleases held by the Company and the Subsidiaries are valid, subsisting, enforceable and in full force and effect, and neither the Company nor any Subsidiary has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxv)	Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(xxvi)	Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law, rule, regulation, decision or order of any governmental agency or body or any court, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company and its Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any

Environmental Laws against the Company or any of its Subsidiaries, (D) there are no events or circumstances that would reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to, Hazardous Materials or any Environmental Laws, and (E) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(xxvii)	Registration Rights and Other Rights. Except as disclosed in the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
Except as disclosed in the General Disclosure Package and the Prospectus, (A) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or any other share capital of or other equity interests in the Company, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or any other share capital of or other equity interests in the Company and (C) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Ordinary Shares; and no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any Ordinary Shares or any other share capital of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated by the Registration Statement.
(xxviii)	Accounting Controls. Each of the Company and its Subsidiaries maintains a system of internal accounting controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such Internal Controls have been supervised by the Company’s chief executive officer and chief financial officer, or by persons acting under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Internal

Controls, upon consummation of the offering of the Securities, will be overseen by the audit committee of the board (the “Audit Committee”) in accordance with the rules and regulations of the Commission under the 1934 Act.
(xxix)	Absence of Accounting Issues. Except as disclosed in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no other material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) any significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.
(xxx)	Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Prospectus accurately and fairly describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package and the Prospectus, and have consulted with its independent accountants with regards to such disclosure.
(xxxi)	Compliance with the Sarbanes-Oxley Act. The Company and its Subsidiaries have taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.
(xxxii)	Payment of Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable national, provincial, local and non-U.S. tax law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.
(xxxiii)	Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the PRC, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire, or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxxiv)	Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonably inquiry, to be reliable and accurate, and, except to the extent that a written consent for the use of data released by the relevant PRC government authority is not required under PRC law, the Company has obtained the written consent to the use of such data from such sources and such consent has not been revoked.
(xxxv)	Forward-Looking Statement. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(xxxvi)	Dividend Payment. Except as disclosed in the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital or equity interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
(xxxvii)	Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities and the underlying Ordinary Shares may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.
(xxxviii)	Business Practices. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees nor, to the Company’s knowledge, its representatives, affiliates or agents has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any unlawful bribe, payoff, influence payment, kick back, payment or rebate. Each of the Company and its Subsidiaries has conducted their businesses in compliance with applicable anti-corruption laws and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(xxxix)	No Violation of Sanctions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, nor, to the Company’s knowledge, its, representatives or agents acting on behalf of the Company or its Subsidiaries has conducted or entered into a contract to conduct any transaction with the governments or any of sub-division thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanction authorities (the “Sanctions”); and neither the Company nor any of its Subsidiaries has financed the activities of any person currently subject to Sanctions. The Company will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions. The Company represents that neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, or to the Company’s knowledge, its representatives or agents acting on behalf of the Company or its Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any Sanctions or (B) located, organized or resident in a country or territory that is the subject of any Sanctions.
(xl)	Anti-Money Laundering Laws. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, nor to the Company’s knowledge, its representatives or agents acting on behalf of the Company or its Subsidiaries has violated, and the Company’s participation in the offering will not violate, any Anti-Money Laundering Laws (as defined below). As used herein, “Anti-Money Laundering Laws” means all applicable federal, state, national, provincial, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures published by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, in each case as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. The Company and its Subsidiaries have instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.
(xli)	No Finder’s Fee. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby or by the Registration Statement.
(xlii)	Related Party Transactions. There have been no material relationships or transactions between the Company or any of its Subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the General Disclosure Package and the Prospectus.
(xliii)	Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending March 31, 2011, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.
(xliv)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.
(xlv)	No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in PRC, Hong Kong and the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Securities by the Company, the sale and delivery of the Ordinary Shares represented by the Securities by the Selling Shareholders, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from the Company and the Selling Shareholders and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Securities or (D) the execution and delivery of this Agreement or the Deposit Agreement.
(xlvi)	Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and, to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement, the Deposit Agreement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.
(xlvii)	Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement are valid choices of law under the laws of the Cayman Islands and PRC and will be honored by courts in the Cayman Islands and PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 of this Agreement and Section 7.6 of the Deposit Agreement.
(xlviii)	No Immunity. Neither the Company nor any Subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, Hong Kong, PRC, New York or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Securities; and, to the extent that the Company, or any Subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement and Section 7.6 of the Deposit Agreement.
(xlix)	Judgment Currency. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.
(l)	No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of the Closing Time or any Date of Delivery and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.
(li)	Employee Benefits. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Subsidiaries have no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiary, or to any other person; and the Company and its Subsidiaries are in compliance with all applicable laws relating to employee benefits in all material respets.
(lii)	No Broker-Dealer Affiliation. Except as disclosed in the General Disclosure Package and the Prospectus, there are no affiliations or associations between any member of FINRA and the Company or any of the officers or directors of the Company or the Subsidiaries, or holders of 5% or greater of the securities of the Company.
(liii)	No Additional Sale of Securities. Except as disclosed in the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act.

(liv)	Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was filed, or if not filed, issued, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions. The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(lv)	Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lvi)	No Trading. Neither the Company nor any of its subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange.
(b)	Representations and Warranties by the Founder Shareholders. Each of Shing Yung Ma and Grow Grand Limited (“Grow Grand” and, together with Shing Yung Ma, the “Founding Shareholders”), jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:
(i)	Good Standing. Green Grow that is a corporation has been duly organized and is validly existing as a company in good standing in its jurisdiction of formation.
(ii)	Accurate Disclosure. Each of the Founding Shareholders has reviewed the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery (as defined below)), the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(iii)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Founding Shareholders.
(iv)	Absence of Existing Defaults and Conflicts Resulting from the Transaction. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and compliance by the Founding Shareholders with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities beneficially owned by the Founding Shareholders or any property or assets of the Founding Shareholders pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which either of the Founding Shareholders is a party or by which either of the Founding Shareholders is bound, or to which any of the property or assets of the Founding Shareholders is subject, nor will such action result in any violation of the provisions of Organizational Documents of Grow Grand or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over either Founding Shareholder or any of its properties, except for such defaults, breaches or violations as would not, individually or in the aggregate, prevent the Founding Shareholders from consummating of the transactions contemplated herein and complying with its obligations in connection herewith.
(v)	Valid Title. The Founding Shareholders has, and at the Closing Time and each Date of Delivery will have (A) valid title to the Ordinary Shares underlying the Securities beneficially owned by the Founding Shareholders, free and clear of all security interests, claims, liens, equities or other encumbrances and (B) the legal right and power and any authorizations and approvals required by law, to enter into this Agreement.
(vi)	Absence of Manipulation. Such Founding Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(vii)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any person (including any court or governmental authority or agency) is necessary or required for the performance by each Founding Shareholder of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under state securities laws.
(viii)	No Other Marketing Documents. Neither Founding Shareholder has distributed or will distribute, prior to the later of the Closing Time or any Date of Delivery and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities by the Company and the Selling Shareholders, including any free writing prospectus.
(ix)	No Free Writing Prospectuses. Neither of the Founding Shareholders has prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.
(x)	Proper Form of Agreements. This Agreement is in proper form under the laws of organization or residence, as applicable, of the Founding Shareholders for the enforcement thereof against the Founding Shareholders in accordance with the laws of jurisdiction of its organization and, to ensure the legality, validity, enforceability or admissibility into evidence in such jurisdiction of this Agreement, it is not necessary that this Agreement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in such jurisdiction or that any stamp duty or similar tax in such jurisdiction be paid on or in respect of this Agreement or any other document to be furnished hereunder or thereunder.
(xi)	Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement are valid choices of law under the laws of jurisdiction of organization or residence of each Founding Shareholder and will be honored by courts in such jurisdiction. Each of the Founding Shareholders has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court, and each Founding Shareholder has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over each Founding Shareholder as provided in Section 16 of this Agreement.
(xii)	No Immunity. Neither Founding Shareholder nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, New York or United States federal law or the law of the jurisdiction of organization or residence, as applicable, of the Founding Shareholders, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or United States federal court or any court located in the jurisdiction of incorporation or residence, as applicable, of such Selling Shareholder, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Securities; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.
(c)	Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:
(i)	Good Standing. Such Selling Shareholder that is a corporation has been duly organized and is validly existing as a company in good standing in its jurisdiction of formation, if applicable.
(ii)	Accurate Disclosure. Such Selling Shareholder has reviewed the Registration Statement, the General Disclosure Package and the Prospectus and none of the General Disclosure Package, the Prospectus or any amendments or supplements thereto (including any prospectus wrapper) insofar as such information pertains to such Selling Shareholder includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not disclosed in the General Disclosure Package or the Prospectus.
(iii)	Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing certain natural persons named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid instrument on behalf of such Selling Shareholder granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.
(iv)	Authorization of Agreement. Each of this Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(v)	Authorization of Custody Agreement. The custody agreement, signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “SSH Custodian”), relating to the deposit of the Ordinary Shares underlying the Securities to be sold by such Selling Shareholder, in the form heretofore furnished to the Representatives (the “Custody Agreement”), has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and, assuming due authorization, execution and delivery by the Custodian, is the valid and binding agreement of such Selling Shareholder.
(vi)	Absence of Existing Defaults and Conflicts Resulting from the Transaction. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of Organizational Documents of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except for such defaults, breaches or violations as would not, individually or in the aggregate, prevent such Selling Shareholder from consummating of the transactions contemplated herein and complying with its obligations in connection herewith.
(vii)	Valid Title. Such Selling Shareholder has, and at the Closing Time and each Date of Delivery will have (A) valid title to the Ordinary Shares underlying the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and (B) the legal right and power and any authorizations and approvals required by law, to enter into this Agreement, the Deposit Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.
(viii)	Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Securities representing such Ordinary Shares so deposited by such Selling Shareholder.

(ix)	Security Interests. Upon payment for the Securities to be sold by such Selling Shareholder under this Agreement and the crediting of such Securities to a securities account maintained by the Representatives at The Depository Trust Company (the “DTC”) or its nominee, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”)) with respect to such Securities, and no action based on an “adverse claim” (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such securities entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of Section 8-105 of the UCC.
(x)	Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xi)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any person (including any court or governmental authority or agency) is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under state securities laws.
(xii)	No Association with the FINRA. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with, any member firm of the FINRA.
(xiii)	No Conflicting Obligations. The Ordinary Shares to be sold by such Selling Shareholder hereunder are subject to the interest of the Underwriters, and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law or the occurrence of any other event.
(xiv)	No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby or by the Registration Statement.
(xv)	No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Ordinary Shares represented by the Securities by such Selling Shareholder, the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement), the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof or (C) the execution and delivery of this Agreement.
(xvi)	No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Time or any Date of Delivery and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities by the Selling Shareholders, including any free writing prospectus.
(xvii)	No Registration Rights. Except as disclosed in the General Disclosure Package and the Prospectus, such Selling Shareholder does not have any registration rights or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in this offering.
(xviii)	No Pre-emptive Rights. Except as disclosed in the General Disclosure Package and the Prospectus, such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and except as disclosed in the General Disclosure Package and the Prospectus, such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company.
(xix)	No Violation of Sanctions. Neither a Selling Shareholder nor any of its directors, officers, employees, nor to such Selling Shareholder’s knowledge, its representatives or agents acting on its behalf has conducted or entered into a contract to conduct any transaction with the governments or any of sub-division thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently subject to any Sanctions; and such Selling Shareholder has not financed the activities of any person currently subject to any Sanctions. Such Selling Shareholder will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions. Each of the Selling Shareholders represents that neither it nor any of its subsidiaries nor any of its respective directors, officers, employees, nor to such Selling Shareholder’s knowledge, its representatives or agents is a Person that is, or is owned or controlled by a Person that is (A) the subject of any Sanctions or (B) located, organized or resident in a country or territory that is the subject of any Sanctions.

(xx)	Anti-Money Laundering Laws. Neither a Selling Shareholders nor any of its directors, officers, employees, nor to such Selling Shareholder’s knowledge, its representatives or agents acting on its behalf has violated, and each Selling Shareholder’s participation in the offering will not violate, any Anti-Money Laundering Laws.
(xxi)	No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.
(xxii)	Proper Form of Agreements. This Agreement, the Power of Attorney and the Custody Agreement are in proper form under the laws of organization of such Selling Shareholder for the enforcement thereof against such Selling Shareholder in accordance with the laws of jurisdiction of its organization and, to ensure the legality, validity, enforceability or admissibility into evidence in such jurisdiction of this Agreement, the Power of Attorney and the Custody Agreement, it is not necessary that this Agreement, the Power of Attorney, the Custody Agreement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in such jurisdiction or that any stamp duty or similar tax in such jurisdiction be paid on or in respect of this Agreement, the Power of Attorney or the Custody Agreement or any other document to be furnished hereunder or thereunder.
(xxiii)	Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement are valid choices of law under the laws of jurisdiction of organization of such Selling Shareholder and will be honored by courts in such jurisdiction. Such Selling Shareholder has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court, and such Selling Shareholder has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over such Selling Shareholder as provided in Section 16 of this Agreement.
(xxiv)	No Immunity. Neither such Selling Shareholder nor any of its properties, assets or revenues has any right of immunity under Cayman Islands, PRC, New York or United States federal law or the law of the jurisdiction of organization of such Selling Shareholder, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court or any court located in the jurisdiction of incorporation of such Selling Shareholder, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Securities; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.
(d)	Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.
SECTION 2. Sale and Delivery to Underwriters; Closing.
(a)	Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities. Executed transfer forms for the Ordinary Shares represented by the Initial Securities to be sold by a Selling Shareholder hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as the SSH Custodian. Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for such Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any Selling Shareholder that is a natural person or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any Selling Shareholder that is a natural person or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Initial Securities hereunder, such Initial Securities shall be delivered by the SSH

Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the SSH Custodian shall have received notice of such death or other event or termination.
(b)	Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 10,871,599 Option Securities, as set forth in Schedule B, at the price per ADS set forth in Schedule C, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
(c)	Payment. The Company and the SSH Custodian will deliver the Initial Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the DTC in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself and as the SSH Custodian on behalf of the Selling Shareholders, at 9:00 A.M., (New York City time), on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or at such other time not later than seven business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Representatives to the Company for itself and as the SSH Custodian on behalf of the Selling Shareholders.

The parties to this agreement understand that each Underwriter has authorized the Representatives, for each such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase.
The Underwriters shall deduct from the amount so payable to the Company and the Selling Shareholders pursuant to this Section 2(c) the gross commissions to the Underwriters and all expenses payable by the Company and the Selling Shareholders under Section 4(a) of this Agreement.
(d)	Denominations; Registration. The ADRs evidencing the Initial Securities and the Option Securities, if any, shall be in definitive form, in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or such Date of Delivery, as the case may be.
SECTION 3. Covenants of the Company and the Selling Shareholders.
(a)	The Company covenants with each Underwriter as follows:
(i)	Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the 1934 Act Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the 1934 Act Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the 1934 Act Registration Statement, the ADS Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.
The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)	Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or rules and regulations of the Commission under the 1934 Act within 48 hours prior to the Applicable Time; and the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
(iii)	Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, conformed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.
(iv)	Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(v)	Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement or Issuer Free Writing Prospectus as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or Issuer Free Writing Prospectus as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(vi)	Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions within or outside of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(vii)	Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the

Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(viii)	Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.
(ix)	Listing. The Company will use its best efforts to effect and maintain the listing of the ADSs (including the Securities) on the NASDAQ Global Market Inc.
(x)	Restriction on Sale of ADSs and Ordinary Shares. For the period of 180 days after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives on behalf of the Underwriters, (i) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer, any ADSs, Ordinary Shares underlying the ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (the “Lock-up Securities”), (ii) file or publicly disclose its intention to file any registration statement under the 1933 Act with respect to any of the foregoing, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale and transfer of the ADSs and the underlying Ordinary Shares in the current offering, (B) the issuance of share options to the Company’s directors, officers and employees, (C) the issuance of the Ordinary Shares upon the exercise of employee share options existing on the date of the Prospectus or (D) the filing of a registration statement on Form S-8 in respect of the Company’s share option plans.
Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company releases earnings results or material news about the Company or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will make an earnings release or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause (x) shall continue to apply until the expiration of the 18-day period beginning on the release of the earnings results or the material news or the occurrence of the material event. The Company will promptly provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
(xi)	Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. During the five-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the 1934 Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.
(xii)	Performance of Obligations. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Time and each Date of Delivery and to satisfy all conditions precedent to the delivery of the Initial Securities and the Option Securities.
(xiii)	No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the 1933 Act) not to take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xiv)	SAFE Compliance. The Company shall take all reasonable steps to comply with, and to cause all of the Company’s shareholders who are PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations, including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
(xv)	Transfer Restrictions. The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.
(xvi)	Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADR evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at the Closing Time and each Date of Delivery.

(xvii)	Cayman Islands Approvals. The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
(xviii)	Sarbanes Oxley Act. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s Subsidiaries and their respective directors and officers, in their capacities as such, to comply with the applicable provisions of Sarbanes-Oxley Act.
(xix)	OFAC. The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.
(b)	Each of the Selling Shareholders, severally but not jointly, covenants with each Underwriter as follows:
(i)	Restriction on Sale of ADSs and Ordinary Shares. Each Selling Shareholder agrees during the relevant Lock-Up Period, without the prior written consent of the Representatives, not to (i) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer, any Lock-Up Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise.
Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news about the Company or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the material news or the occurrence of the material event.
(ii)	Sales of Securities. Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 3(b)(i) during the period from the date of this

Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, each Selling Shareholder will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended pursuant to Section 3(b)(i)) has expired.
(iii)	W-9 / W-8 Form. Each Selling Shareholder agrees to procure delivery to the Representatives on or prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
(iv)	Interest of Underwriters. Each Selling Shareholder acknowledges that the Securities to be sold by the Selling Shareholders hereunder are subject to the interests of the Underwriters and that the obligations of the Selling Shareholders hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.
(v)	Material Event. Each Selling Shareholder agrees to notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Securities as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event as a result of which the Prospectus, the Registration Statement or the ADS Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.
(vi)	Further Agreement. Each Selling Shareholder agrees to cooperate to the extent necessary to cause the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to the Closing Time and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Securities and underlying Ordinary Shares to be sold by such Selling Shareholder pursuant to this Agreement.
(vii)	Taxes. Each Selling Shareholder agrees to pay, or cause to be paid all taxes, if any, on the transfer and sale of the Securities being sold by such Selling Shareholder.
(viii)	No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(c)	Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholders represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholders represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission when required, legending and record keeping.
(d)	Compliance with FINRA Rules. The Company hereby agrees that it will use its best efforts to ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
SECTION 4. Payment of Expenses.
(a)	Expenses. The Company and the Selling Shareholders jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the ADRs evidencing the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel of the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to the review by the FINRA of the terms of the sale of the Securities; (x) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Market Inc., (xi) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of the DTC; (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(i); and (xiii) all costs and expenses of the Underwriters incurred by them in connection with the road show.
(b)	Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.
(c)	Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 11 hereof, the Company and the Selling Shareholders, jointly and severally, shall, in addition to paying the amounts described in Section 4(a) above, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.
(d)	Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.
SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their covenants and other obligations hereunder, and to the following further conditions:

(a)	Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement have become effective and at the Closing Time and each Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the 1933 Act or the 1934 Act, as the case may be, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
(b)	Opinion of U.S. Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion and disclosure letter, each dated as of the Closing Time or such Date of Delivery, as the case may be, of Latham & Watkins, special U.S. counsel for the Company, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)	Opinion of Cayman Islands and British Virgin Islands Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Maples and Calder, Cayman Islands and British Virgin Islands counsel for the Company, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(d)	Opinion of PRC Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion and disclosure letter addressed to the Representatives, dated as of the Closing Time or such Date of Delivery, as the case may be, of Trend Associates, PRC counsel for the Company, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(e)	Opinion of Hong Kong Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion addressed to the Representatives, dated as of the Closing Time or such Date of Delivery, as the case may be, of Latham & Watkins, Hong Kong counsel for the Company, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f)	Opinion of U.S. Counsel for the Founding Shareholders and Selling Shareholders. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Latham & Watkins, U.S. counsel for the Founding Shareholders and Selling Shareholders, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(g)	Opinion of Local Counsel for the Founding Shareholders and Selling Shareholders. At the Closing Time and each Date of Delivery, the Representatives shall have received opinions, addressed to the Representatives, dated as of the Closing Time or such Date of Delivery, as the case may be, of counsel of the jurisdiction of such shareholder’s incorporation or organization, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h)	Opinion of Depositary’s Counsel. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of Closing Time or such Date of Delivery, as the case may be, of Patterson, Belknap, Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(i)	Opinion of U.S. Counsel for the Underwriters. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(j)	Opinion of PRC Counsel for the Underwriters. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Fangda Partners, in form and substance satisfactory to the Representatives.

(k)	Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Securities in accordance with the Deposit Agreement.

(l)	Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Securities against issuance of the ADRs evidencing the Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(m)	Form W-9 / W-8. At or prior to the Closing Time, the Representatives shall have received from the SSH Custodian United States Treasury Department Form W-9 or the applicable

Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(n)	Eligible for DTC Clearance. At or prior to the Closing Time and each Date of Delivery, the Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(o)	No Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(p)	Officers’ Certificates. At the Closing Time and each Date of Delivery, there has not been, since the date hereof, any material adverse change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and there shall not have been any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications that, in the judgment of the Representatives (after consultation with the Company), would make it inadvisable to proceed with the public offering or the delivery of the Securities and the Ordinary Shares being delivered at the Closing Time or such Date of Delivery, as the case may be, on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to deliver, at the Closing Time or such Date of Delivery, as the case may be, the respective opinions of such counsel). The Representatives shall have received certificates of the chief executive officer and the chief financial officer of the Company, dated as of the Closing Time and each Date of Delivery, to the effect that (i) there has been no such material adverse change, (ii) there has been no such adverse legislative or regulatory developments, (iii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time or such Date of Delivery, as the case may be, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and such Date of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(q)	Certificate of Founding Shareholders. At the Closing Time and each Date of Delivery, the Representatives shall have received a certificate of the Founding Shareholders, dated as of the Closing Time or such Date of Delivery, as the case may be, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Sections 1(b) are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and such Date of Delivery, as the case may be, and (ii) each Founding Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time and such Date of Delivery.

(r)	Certificate of Selling Shareholders. At the Closing Time and each Date of Delivery, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each

Selling Shareholder, dated as of the Closing Time or such Date of Delivery, as the case may be, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Sections 1(c) are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and such Date of Delivery, as the case may be, and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time and such Date of Delivery.

(s)	Accountant’s Comfort Letter at the Execution of this Agreement. At the time of the filing of the Prospectus, the Representatives shall have received from KPMG a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(t)	Bring-down Comfort Letter. At the Closing Time and each Date of Delivery, the Representatives shall have received from KPMG a letter, dated as of the Closing Time or such Date of Delivery, as the case may be, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)	Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NASDAQ Global Market Inc., subject only to official notice of issuance.

(v)	No Objection. The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(w)	Lock-up Agreements. At the date of this Agreement, the Lock-Up Agreements, in the form set forth in Exhibit A hereto, signed by the persons listed on Schedule D hereto shall remain in force and not have been repudiated by any of the parties to such agreements.

(x)	Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Time, a Delivery Date or otherwise.

(y)	Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
SECTION 6. Indemnification.
(a)	Indemnification of Underwriters. The Company and the Founding Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, its partners, directors, officers, affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons as follows:
(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and Founder;

(iii)	against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this subsection (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), and provided further that the aggregate liability of the Founding Shareholders pursuant to this Section 6(a) shall not exceed the product of 687,318,334 (being the number of ordinary shares beneficially owned by the Founding Shareholders immediately following the Offering) multiplied by the initial public offering price per ADS set forth in Schedule C hereof divided by 50 (to adjust for the ordinary share-to-ADS ratio). The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)	Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)	Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Founder and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnities contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein. The parties hereto understand and agree that the only such information concerning such Underwriter furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures and sales to discretionary accounts appearing in the 1st paragraph under the heading “Underwriting—Commissions and Discounts” and the information contained in the 6 paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” discussing possible stabilization measures and the addresses of the Representatives appearing in the 24th and 25th paragraphs under the heading “Underwriting.”

(d)	Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company, the Founder and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)	Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(i) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)	Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 8:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(g)	Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement between the Company and the Selling Shareholders with respect to indemnification.
SECTION 7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Founder and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Founder and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, the Founder and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Founder and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company, the Founder and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Founder or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(g) hereof.
The Company, the Founder, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the Underwriting commission received by such Underwriter in connection with the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company, the Founder and the Selling Shareholders with respect to contribution.
SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries, the Founder or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company, any person controlling the Founder or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.
SECTION 9. Termination of Agreement.
(a)	Termination; General. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus and General Disclosure Package, any material adverse change or any development involving a prospective change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, the effect of which or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States, PRC, Hong Kong, the Cayman Islands or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., Cayman Islands, Hong Kong, PRC or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or by, as the case may be, any of the NASDAQ Global Market, New York Stock Exchange, the American Stock Exchange or the Nasdaq global market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or with respect to the Clearstream or Euroclear systems in Europe, PRC or Hong Kong or if a banking moratorium has been declared by either Federal or New York authorities or authorities in PRC or Hong Kong.

If the Representatives elect to terminate this agreement as provided in Section 9, the Company, the Founder the Selling Shareholders and each other Underwriter shall be notified promptly in writing.

(b)	Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(a)	if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)	if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11. Default by one or more of the Selling Shareholders or the Company.

(a)	If a Selling Shareholder shall fail at the Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect, or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b)	If the Company shall fail at the Closing Time or at any Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby.
SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated is One Bryant Park, New York, New York 10036, United States, Attention: Equity Capital Markets, and UBS AG is 52/F, Two International Finance Center, 8 Finance Street, Central, Hong Kong, Attention: Equity Capital Markets; notices to the Company and the Founder shall be directed to then at Unit 1105, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong, attention of Chief Financial Officer; and notices to the

Selling Shareholders shall be directed to c/o Le Gaga Holdings Limited, Unit 1105, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong, attention of Chief Financial Officer.
SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of its Subsidiaries, the Founder or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Founder or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, the Founder and the Selling Shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company, the Founder and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Founder and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Founder and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Founder and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
The Company, the Founder and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New

York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Founder and each Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company, the Founder and each Selling Shareholders irrevocably appoint Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY, 10017, as each of their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company, the Founder or Selling Shareholder by the person serving the same to the address provided in Section 13 hereof, shall be deemed in every respect effective service of process upon the Company, the Founder or such Selling Shareholder in any such suit or proceeding. The Company, the Founder and such Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
SECTION 17. Judgment Currency. The obligations of the Company, the Founder and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company, the Founder and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.
SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

Le Gaga Holdings Limited

By

Title:

Grow Grand Limited

By

Title:

Shing Yung Ma

Name of Selling Shareholders

By

As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto
CONFIRMED AND ACCEPTED,
           as of the date first above written:
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

By

Authorized Signatory

UBS AG

By

Authorized Signatory
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A
UNDERWRITERS

	Number of	Number of
Name of Underwriters	Initial Securities	Option Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]	[•]

UBS AG	[•]	[•]

Piper Jaffray & Co.	[•]	[•]

Oppenheimer & Co. Inc.	[•]	[•]

Total

Sch A - 1

SCHEDULE B

	Number of Initial	Maximum Number of Option
	Securities to be Sold	Securities to Be Sold
Le Gaga Holdings Limited	9,200,000	—
Winsome Group Holdings	871,599	—
Magnetic Star Holdings Limited	600,000	—
Win Seasons Holdings Limited	200,000	262,340
Limewater Limited	—	400,000
Natural Eternity Limited	—	712,460
Easyfield Investments Limited	—	218,280
Chic Holdings Limited	—	37,660
Total	10,871,599	1,630,740
Sch B - 1

SCHEDULE C

[•] American Depositary Shares
(Par Value US$[•] Per Ordinary Share)
1. The initial public offering price per ADS, determined as provided in said Section 2, shall be US$[•].
2. The purchase price per ADS to be paid by the several Underwriters shall be US$[•], being an amount equal to the initial public offering price set forth above less US$[•] per ADS; provided that the purchase price per ADS for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.
Sch C - 1

SCHEDULE D
Directors
Executive Officers
Existing Shareholders
Sch D - 1

SCHEDULE E
1. Issuer Free Writing Prospectus, dated October 22, 2010,
as filed with the Securities and Exchange Commission
Sch E - 1

Exhibit A
●, 2010
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
One Bryant Park
New York, New York 10036
UBS AG
52/F, Two International Finance Center
8 Finance Street
Central, Hong Kong
     Re: Proposed Initial Public Offering by La Gaga Holdings Limited
Dear Sirs:
     The undersigned, a shareholder, officer or director of La Gaga Holdings Limited, a Cayman Islands company (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and UBS AG (“UBS”, and together with Merrill Lynch, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the other parties named herein providing for the initial public offering (the “Initial Public Offering”) of American depositary shares (the “Securities”), representing ordinary shares of the Company, par value US$0.01 per share (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s ADSs, Ordinary Shares or any securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to the exercise of any option or warrant by the undersigned to acquire ADSs or Ordinary Shares or conversion of any convertible security into ADSs or Ordinary Shares, provided that any shares of ADSs or Ordinary Shares obtained by such exercise or conversion shall be subject to the terms of this lock-up agreement.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition
Ex. A - 1

for value, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     Furthermore, the undersigned may sell ADSs purchased by the undersigned on the open market following the Initial Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch and UBS waive, in writing, such extension.
     The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
     Notwithstanding anything herein to the contrary, this lock-up agreement shall terminate on November 15, 2010, if the closing of the Initial Public Offering shall not have occurred on or before such date.
Ex. A - 2

Very truly yours,

Signature:

Print Name:

Ex. A - 3